As filed with the Securities and Exchange Commission on February 26, 1999.

                                             Registration No. 333-____________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

                               Delaware 47-0772104
        (State or other jurisdiction (I.R.S. Employer Identification No.)
                        of incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
               (Address of principal executive offices) (Zip Code)

           Transaction Systems Architects, Inc. 1999 Stock Option Plan Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
(Name, address and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
================================== ========================== ===================== ================ ===============
                                                                Proposed Maximum       Proposed        Amount of
    Title of Securities to be            Amount to be          Offering Price Per       Maximum       Registration
           Registered                    Registered(1)               Share             Aggregate          Fee
                                                                                    Offering Price
================================== ========================== ===================== ================ ===============
1999 STOCK OPTION PLAN                 1,000,000 shares       $    39.8125 (2)        $  39,812,500    $  11,067.88
     Class A Common Stock,
     $0.005 par value

---------------------------------- -------------------------- --------------------- ---------------- ---------------
1999 EMPLOYEE STOCK                      250,000 shares       $    39.8125 (2)        $   9,953,125    $   2,766.97
PURCHASE PLAN
     Class A Common Stock,
     $0.005 par value

================================== ========================== ===================== ================ ===============
TOTAL                                  1,250,000 shares                               $  49,765,625    $  13,834.84
================================== ========================== ===================== ================ ===============

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the Transaction Systems Architects, Inc. 1999 Stock Option Plan or Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on February 22, 1999, as reported on the National Association of Securities Dealers Automated Quotations system.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

         The documents listed in (a) through (c) below are incorporated by reference in this registration statement and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

         (a)      The  registrant's  latest  annual  report  filed  pursuant  to section 13(a) or 15(d) of the Exchange Act.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

         (c) The description of the class of securities contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides for the indemnification of officers and directors, subject to certain limitations. The Certificate of Incorporation of the registrant expressly provides for indemnification of an officer or director made a party or threatened to be made a party to proceedings by reason of the fact that such person was an officer or director. The Certificate of Incorporation also authorizes the registrant to maintain officer and director liability insurance, and such a policy is currently in effect.


Item 8.  Exhibits

     Exhibit
     Number

        5         Opinion of Legal Counsel
       23         Consent of Arthur Andersen LLP
       24         Power of Attorney (included in Signature Page)


Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3.       To  remove  from   registration  by  means  of  post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 26th day of February, 1999.

                                      TRANSACTION SYSTEMS ARCHITECTS, INC.

                                      By:   /s/   William E. Fisher
                                      ---------------------------------
                                        William E. Fisher, Chief Executive
                                        Officer,President and Director


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Gregory J. Duman, and Dwight G. Hanson, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Name                                      Title                                          Date
------------------------                 ---------------------------------                     -------

/s/ William E. Fisher                     Chief  Executive  Officer,  President             February 26, 1999
William E. Fisher                         and Director
                                          (Principal Executive Officer)

/s/ Gregory J. Duman                      Chief Financial Officer                           February 26, 1999
Gregory J. Duman                          (Principal Financial Officer)

/s/ Dwight G. Hanson                      Vice President                                    February 26, 1999
Dwight G. Hanson                          (Principal Accounting Officer)

/s/ David C. Russell                      Director                                          February 26, 1999
David C. Russell

/s/ Promod Haque                          Director                                          February 26, 1999
Promod Haque

/s/ Charles E. Noell, III                 Director                                          February 26, 1999
Charles E. Noell, III

/s/ Jim D. Kever                          Director                                          February 26, 1999
Jim D. Kever

/s/ Larry G. Fendley                      Director                                          February 26, 1999
Larry G. Fendley


                                  EXHIBIT INDEX

Exhibit Number      Description
---------------     -------------
      5             Opinion of Legal Counsel
     23             Consent of Arthur Andersen LLP
     24             Power of Attorney (included in Signature Page)